SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Dura Automotive Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

DURA AUTOMOTIVE SYSTEMS, INC.
2791 Research Drive
Rochester Hills, MI 48309
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2006
Dear Stockholders:
      You are cordially invited to attend Dura Automotive Systems, Inc.’s (collectively referred to as “Dura”, the “Company” and “Us”) 2006 Annual Meeting of the Stockholders to be held on May 17, 2006 at 1:00 p.m. at Dura’s headquarters located at 2791 Research Drive, Rochester Hills, Michigan 48309-3575. We are holding the meeting to:

1. Elect the Board of Directors;

2. Ratify Deloitte & Touche LLP as the independent registered public accounting firm of Dura; and

3. Transact any other business that may properly come before the meeting.
      If you owned Dura common stock at the close of business on Thursday, March 23, 2006, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by mailing the proxy card in the enclosed postage-paid envelope. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Rochester Hills for the ten days prior to the meeting for any purpose related to the meeting.
      We look forward to seeing you at the meeting.

Sincerely,

Keith R. Marchiando
Assistant Secretary
April 14, 2006
IMPORTANT: For the Annual Meeting to be legally held, there must be a quorum (majority of the outstanding shares). Accordingly, you are urged to date, sign and return the proxy in the enclosed envelope. This will not prevent you from voting in person if you so desire.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT VOTING
PROXY STATEMENT
SOLICITATION AND VOTING OF PROXY
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
OWNERSHIP OF DURA COMMON STOCK
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT VOTING

Q:	Why did you send me this proxy statement?

A:	This proxy statement is being sent to you because the Company’s Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. This proxy statement includes information required to be disclosed to you in connection with our solicitation of proxies in connection with the annual meeting. Stockholders of record as of the close of business on March 23, 2006 are entitled to vote. This proxy statement is being sent on or about April 14, 2006 to those persons who are entitled to vote at the annual meeting.

Q:	How many votes do I have?

A:	Each share of the Company’s Class A common stock that you own entitles you to one vote.

Q:	How do I vote?

A:	You can vote on matters presented at the annual meeting in two ways:

1. You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope,

OR

2. You can attend the annual meeting and vote in person.

Q:	How do I vote by proxy?

A:	If you properly fill out your proxy card and send it to us in time to vote, your shares will be voted as you have directed. If you do not specify a choice on your proxy card, the shares represented by your proxy card will be voted for the election of all nominees and for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

Whether or not you plan to attend the annual meeting, we urge you to complete, sign, date and return your proxy card in the enclosed envelope. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

Q:	How do I vote in person?

A:	If you attend the annual meeting, we will give you a ballot when you arrive.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:	Can I change my vote or revoke my proxy after I have mailed my proxy card?

A:	You can change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice to Keith R. Marchiando, Vice President, Chief Financial Officer and Corporate Assistant Secretary of the Company at our headquarters stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the annual meeting and vote in person. Simply attending a meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote.

Q:	Will there be any matters voted upon at the annual meeting other than those specified in the Notice of Annual Meeting?

A:	The Company’s management does not know of any matters other than those discussed in this proxy statement that will be presented at the annual meeting. If other matters are properly brought before the meeting and the Company does not have notice of these matters a reasonable time prior to the annual meeting, all proxies will be voted in accordance with the recommendations of the Company’s management.

Q:	How are votes counted?

A:	Stockholders of record of the Company’s Class A common stock as of the close of business on March 23, 2006 are entitled to vote at the annual meeting. As of March 23, 2006, there were 18,830,967 shares of Class A common stock outstanding. The presence in person or by proxy of a majority of the outstanding shares of Class A common stock will constitute a quorum for the transaction of business. Each share of Class A common stock is entitled to one vote on each matter to come before the annual meeting.

Under Delaware law, if you have returned a valid proxy or attend the meeting in person, but abstain from voting, your stock will nevertheless be treated as present and entitled to vote. Your stock therefore will be counted in determining the existence of a quorum and, even though you have abstained from voting, will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting, such as the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

Under Delaware law, broker “non-votes” are also counted for purposes of determining whether a quorum is present, but are not counted in determining whether a matter requiring a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

Q:	How are proxies being solicited and who pays for the solicitation of proxies?

A:	Initially, the Company will solicit proxies by mail. The Company’s directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. The Company will pay all expenses of solicitation of proxies.

Dura Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, MI 48309

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2006

       This Proxy Statement and accompanying Proxy are being furnished to the holders of Class A common stock, par value $.01 per share (the “Class A Stock”) of Dura Automotive Systems, Inc. (“Dura”, the “Company” and “Us”) in connection with the solicitation of Proxies on behalf of the Board of Directors of Dura (the “Board of Directors”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 17, 2006, at 1:00 p.m. local time, at Dura’s headquarters, 2791 Research Drive, in Rochester Hills, Michigan, and at any adjournments and postponements thereof. These Proxy materials are being mailed on or about April 14, 2006 to holders of record on March 23, 2006 of the Class A Stock.
SOLICITATION AND VOTING OF PROXY
      When you sign and return the enclosed Proxy and if no direction is indicated, such proxy will be voted FOR the slate of directors described herein, FOR the proposal set forth in Item 2 in the Notice of Meeting and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in the discretion of the Proxy holder.
      Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy at any time before it is voted by providing written notice of revocation to the Assistant Secretary of Dura prior to the Annual Meeting or by submitting a later-dated Proxy or by withdrawing your Proxy and voting in person at the Annual Meeting.
      On March 23, 2006, there were 18,830,967 shares of Class A Common Stock outstanding, and no shares of Class B common stock of Dura outstanding. The Class A Stock is entitled to one vote per share. Only record holders of Class A Stock at the close of business on the record date of March 23, 2006, are entitled to receive notice of the Annual Meeting and to vote those shares of Class A Stock that they held on the record date.
      The presence at the Annual Meeting, in person or by proxy, of a majority of the Class A Stock shall constitute a quorum for purposes of the Annual Meeting. Abstentions and broker nonvotes will not be counted as votes in favor of or against any proposal, although they will be counted in determining whether a quorum is present. For each proposal, broker nonvotes will not be counted as shares represented at the meeting and entitled to vote. With respect to the proposal to ratify the appointment of the Company’s independent registered public accounting firm, abstentions will have the effect of a vote against the proposal. Abstentions will have no effect on the outcome of the election of directors, since directors are elected by a plurality of the shares entitled to vote and present. Votes cast at the meeting or submitted by proxy will be counted by inspectors of the meeting who will be appointed by the Company.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The Board of Directors is currently comprised of eight members. Mr. Scott D. Rued, a former director of the Company, resigned his position in November 2005. The Board has established by resolution that the number of directors of Dura, effective as of May 17, 2006, will consist of eight members, and has nominated and recommends the election of each of the eight nominees set forth below as a director of Dura to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All of the nominees are incumbent directors of Dura, previously elected by Dura’s stockholders. The Board of Directors expects all nominees named below to be available for election. If any nominee is not available, the Proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.
      Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Accordingly, the eight individuals who receive the greatest number of votes cast by stockholders would be elected as directors of Dura. There is no right to cumulative voting as to any matter, including the election of directors.
      The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.
Directors
      The following sets forth information as to each nominee for election at the Annual Meeting, including age as of March 23, 2006, principal occupation and employment for a minimum of the past five years, directorships in other public companies and period of service as a director of Dura.
      Walter P. Czarnecki, 62, has served as a director of Dura since March 2005. During the past five years, Mr. Czarnecki has served as an Executive Vice President of Penske Corporation. Mr. Czarnecki serves as a director of Penske Corporation, a privately held transportation services company, and as a director of various privately held subsidiaries of Penske Corporation.
      Lawrence A. Denton, 55, joined Dura as President, Chief Executive Officer and Director in January 2003. In November 2005 Mr. Denton was also elected Chairman of the Board of Directors. From 1996 until 2002, Mr. Denton was President of Dow Automotive, a $1 billion business unit of The Dow Chemical Company. Prior to his employment at Dow Automotive, he spent 24 years with Ford Motor Company, where he held a variety of senior management positions with increasing responsibility in manufacturing, quality, sales and marketing, engineering and purchasing. Mr. Denton served as immediate past Chairman of the Board of the Original Equipment Suppliers Association, and serves on the boards of the Motor & Equipment Manufacturer’s Association, Kettering University, The Detroit Economic Club and Autotemp Company.
      Jack K. Edwards, 61, has served as a Director of Dura since December 1996. Mr. Edwards joined Cummins Engine Co., Inc. in 1972 and served as Executive Vice President and Group President — Power Generation and International from March 1996 until his retirement in June 2003.
      James O. Futterknecht, Jr., 59, has served as a Director of Dura since May 1999. Mr. Futterknecht joined Excel Industries, Inc. (“Excel”) in 1970, was Vice President-Corporate Sales from 1976 until 1984, was Vice President-Automotive Products from 1984 until 1987, was Vice President-Automotive Sales and Engineering from 1987 to 1990 and was Executive Vice President from 1990 to 1992. He was elected as President and Chief Operating Officer and was appointed as an Excel director in 1992. In 1995, he was elected to the additional offices of Chairman of the Board and Chief Executive Officer and served those offices until Dura acquired Excel in March 1999. Mr. Futterknecht is currently a Partner of Hammond, Kennedy, Whitney & Company, Inc., a New York, New York private equity firm.
      Yousif B. Ghafari, 53, has served as a director of Dura since August 2003. Since 1982, Mr. Ghafari has served as chairman of the Ghafari Companies: Ghafari Associates, L.L.C., a full service architectural, engineering, planning and project management firm; Elton Anderson Associates, L.L.C., an MBE and MMBDC certified architectural and engineering firm; and G-TECH Professional Staffing, Inc., a professional technical staffing services company.
      J. Richard Jones, 63, has served as a Director of Dura since May 1998. Prior to the acquisition of Trident Automotive plc (“Trident”) in April 1998, Mr. Jones served as Group President and Chief Executive Officer of Trident’s predecessor from June 1992 until December 1997 and as Chairman, Chief Executive Officer and Director of Trident from December 1997 until April 1998.

      Nick G. Preda, 59, has served as a Director of Dura since March 2005. Mr. Preda is currently President of Nick G. Preda & Associates, L.L.C., a company which provides financial counseling services for clients primarily in the Midwest. From June 2001 through September 2003, Mr. Preda was a Principal with BBK, Ltd., an operational and financial consulting firm working with clients primarily in the automotive and other manufacturing industries. From October 1998 through February 2001, Mr. Preda was an Executive Vice President with Bank One, N.A., where he managed various areas working primarily with large corporate domestic clients.
      Ralph R. Whitney, Jr., 71, has served as a Director of Dura since May 1999. Mr. Whitney was a director of Excel from 1983 to March 1999 and was Chairman of the Board of Excel from 1983 to 1985. Mr. Whitney is currently the Chairman of Hammond, Kennedy, Whitney & Company, Inc., a New York, New York private equity firm, and has been a principal since 1971. Mr. Whitney is also a director of Relm Communications, Inc., First Technology plc., Reinhold Industries, Inc. and Baldwin Technologies, Inc.
      There are no family relationships between any of the directors, nominees or any of Dura’s executive officers.
Independence of Directors
      Rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors, as defined in Nasdaq Rule 4200(a)(15). In March 2006, Dura reviewed the independence of its directors. During this review, the Board of Directors considered transactions and relationships between each director, or any member of his family, and Dura and its subsidiaries. As a result of this review, the Board of Directors has determined that a majority of the directors who have been nominated for re-election are independent under Nasdaq Rule 4200(a)(15): Mr. Czarnecki, Mr. Edwards, Mr. Futterknecht, Mr. Ghafari, Mr. Preda and Mr. Whitney.
Board and Committee Meetings
      Effective March 23, 2004, Dura’s Board of Directors adopted a formal corporate governance policy (“Corporate Governance Guidelines”) with respect to the roles and responsibilities of the Board of Directors. A copy of the Corporate Governance Guidelines is available on Dura’s website at www.duraauto.com.
      The Board of Directors held eight (8) meetings (exclusive of committee meetings) during the preceding fiscal year. During 2005, each incumbent director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served.
      The Board of Directors has established the following committees, the functions and current members of which are noted below.
      Executive Committee. As of March 23, 2006, the Executive Committee of the Board of Directors consists of James O. Futterknecht, Jr. (Chairman), Lawrence A. Denton and J. Richard Jones. The Executive Committee has all the power and authority vested in or retained by the Board of Directors and may exercise such power and authority in such manner as it shall deem for the best interest of Dura in all cases in which specific direction shall not have been given by the Board of Directors and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee did not meet during the preceding fiscal year.
      Compensation Committee. As of March 23, 2006, the Compensation Committee of the Board of Directors consists of Jack K. Edwards (Chairman), Yousif B. Ghafari and Walter P. Czarnecki. During the last fiscal year, the Compensation Committee made recommendations to the Board of Directors with respect to salaries, compensation and benefits of directors and executive officers of Dura, and approved the grant of options under the 1998 Stock Incentive Plan (the “Stock Plan”). The Compensation Committee has adopted a charter, which is available on the Company’s website at www.duraauto.com. The Compensation Committee met four times during the preceding fiscal year. Messrs. Edwards, Czarnecki and Ghafari are independent directors, as defined by Nasdaq Rule 4200(a)(15).

      Nominating and Corporate Governance Committee. As of March 23, 2006, the members of the Nominating and Corporate Governance Committee were James O. Futterknecht, Jr. (Chairman), Ralph R. Whitney, Jr. and Yousif B. Ghafari. The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors as to its size and composition, and evaluating and recommending to the Board of Directors candidates for election as directors at Dura’s annual meetings. The Nominating and Corporate Governance Committee has a charter, which is available on Dura’s website at www.duraauto.com. Each member of the Nominating and Corporate Governance Committee is independent, as independence for Nominating and Corporate Governance Committee members is defined in the listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee met two times during the preceding fiscal year.
      The Nominating and Corporate Governance Committee will consider as potential nominees individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to Keith R. Marchiando, Vice President, Chief Financial Officer and Assistant Secretary of Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309-3575. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in Dura’s bylaws.
      The Nominating and Corporate Governance Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Nominating and Corporate Governance Committee and the Board of Directors. Generally, candidates have significant industry experience and have been known to one or more of the Board members. As noted above, the Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of Dura’s stockholders. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of Dura or by a stockholder.
      Audit Committee. As of March 23, 2006, the Audit Committee of the Board of Directors consists of Nick G. Preda (Chairman), James O. Futterknecht, Jr. and Ralph R. Whitney, Jr. The Board of Directors has determined that Messrs. Preda and Futterknecht are qualified as “audit committee financial experts” as that term is defined in the rules of the Securities and Exchange Commission (“SEC”).
      Dura’s Class A Stock is quoted on the Nasdaq National Market. Pursuant to Nasdaq rules and Dura’s audit committee charter, the Audit Committee is to be comprised of three or more directors as determined by the Board of Directors, each of whom shall be “independent”; provided, however, that under Nasdaq rules and Dura’s charter, any director who is determined not to be “independent”, but is not a current employee of Dura or an immediate family member of an employee of Dura, may be appointed to the Audit Committee under exceptional and limited circumstances, if the Board of Directors determines that membership on the Audit Committee is required by the best interests of Dura and its stockholders. All of the members of the Audit Committee are independent, as defined in the listing standards of the Nasdaq Stock Market and the rules of the SEC.

      The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors, internal accounting and financial controls for Dura and accounting principles and auditing practices and procedures to be employed in the preparation and review of Dura’s financial statements. The Audit Committee is also responsible for appointing the independent registered public accounting firm to audit the annual financial statements of Dura. The Audit Committee met ten times during the preceding fiscal year.
      Effective May 25, 2000, Dura’s Board of Directors adopted a written charter with respect to the roles and responsibilities of the Audit Committee, which has been filed with the SEC. The written charter was subsequently amended, most recently on March 1, 2004. A copy of the amended charter is available on the Company’s website at www.duraauto.com. The Audit Committee has reviewed, discussed and reassessed the adequacy of the Company’s written charter, and has determined that the charter, as amended, is adequate and in full compliance with applicable rules and requirements. The Audit Committee has certified to Dura’s Board of Directors that it has satisfied its responsibilities as set forth in Dura’s written charter.
Audit Committee Report
      The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that Dura specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
      On March 14, 2006, the Audit Committee submitted to the Board the following report:
      We have reviewed and discussed with management Dura’s audited financial statements as of and for the years ended December 31, 2005, December 31, 2004 and December 31, 2003.
      We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent registered public accounting firm the firm’s independence.
      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Dura’s Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee:

Nick G. Preda (Chairman)
James O. Futterknecht, Jr.
Ralph R. Whitney, Jr.
Meetings of Independent Directors
      Pursuant to its Corporate Governance Guidelines, the Board of Directors will have at least two (2) meetings per year for independent directors without management present. The directors have determined that the Chairman of the Executive Committee will preside at such meetings, and will serve as the Presiding Director in such other capacities as the Board of Directors may direct, including advising management on the agenda for meetings of the Board of Directors.
Communications with Directors and Attendance at Annual Meetings
      Stockholders and other interested parties may communicate with the Board of Directors, including the independent directors, as a group, or individually, by sending written communications to the director(s) c/o Keith R. Marchiando, Vice President, Chief Financial Officer and Assistant Secretary, Dura Automotive

Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309-3575. All such communications will be forwarded to the director(s) identified in the communication.
      The Board of Directors has a policy of expecting members of the Board of Directors to attend the annual meetings of the stockholders. All of the incumbent directors who are nominated for re-election attended last year’s annual meeting.
Compensation of Directors
      For service in 2005, directors who are not employees of Dura or any of its affiliates (“Outside Directors”) each received an annual retainer of $75,000. All or a portion of the retainer, but not less than 25%, may be deferred and credited to an account maintained for the Outside Director under the Dura Automotive Systems, Inc. Director Deferred Stock Purchase Plan. Dura will credit to the Outside Director’s account an additional amount equal to one-third of the amount deferred. Deferred amounts are payable only in shares of the Company’s Class A Common Stock. Outside Directors were not paid for attendance at Board or committee meetings, but were reimbursed for out-of-pocket expenses incurred to attend such meetings.
Codes of Conduct
      The Board of Directors has adopted a Conflict of Interest and Code of Conduct Policy applicable to all directors, officers, employees and agents of Dura. Dura operates its worldwide business in accordance with the highest ethical standards and relevant laws. The Company places the highest value on the integrity of each of its employees. Dura’s corporate culture demands not only legal compliance, but also responsible and ethical behavior.
      The Board of Directors has also adopted a Code of Ethics for Senior Financial Employees applicable to Dura’s Chief Executive Officer, Chief Financial Officer and all senior financial employees. The Code of Ethics for Senior Financial Employees is designed to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in Dura’s periodic reports filed with the SEC; compliance with laws; prompt internal reporting of violations of the code; and accountability for adherence to the code.
      The Conflict of Interest and Code of Conduct Policy and the Code of Ethics for Senior Financial Employees are available on Dura’s website at www.duraauto.com. Dura intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provisions of the Code of Ethics for Senior Financial Employees by posting such information on Dura’s website at www.duraauto.com.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Dura’s officers, directors and persons who beneficially own more than ten percent of a registered class of Dura’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish Dura with copies of all Section 16(a) forms they file.
      Based solely upon a review of the copies of such forms furnished to Dura, or written representations that no Form 5 filings were required, Dura believes that during the period from January 1, 2005 through December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has reappointed the firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”), 400 One Financial Plaza,

120 South Sixth Street, Minneapolis, MN 55402, to examine Dura’s financial statements and internal controls over financial reporting for the current fiscal year ending December 31, 2006.
      A proposal will be presented at the Annual Meeting to ratify the appointment of Deloitte as Dura’s independent registered public accounting firm. A representative of Deloitte will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the voting power of the shares represented in person or by Proxy at the meeting, other independent registered public accounting firms will be considered by the Audit Committee.
Audit and Other Fees
      The aggregate fees billed by Deloitte to the Company are as follows:

	Year Ended December 31,

	2005	2004

Audit Fees(1)	$5,308,000	$5,323,000
Audit-Related Fees(2)	44,000	258,000
Tax Fees(3)	1,410,000	1,363,000
All Other Fees	—	—

	$6,762,000	$6,944,000

(1)	Fees for audit services billed in 2005 and 2004 consisted of (i) audit of the Company’s annual financial statements; (ii) reviews of the Company’s quarterly financial statements; (iii) comfort letters, statutory audits, consents and other services related to SEC matters; (iv) consultations on financial accounting and reporting matters arising during the course of the audit; and (v) the audit of the Company’s internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act.

(2)	Fees for audit related services billed in 2005 were primarily for consultation on business transactions. Fees for audit-related services billed in 2004 consisted of (i) Sarbanes-Oxley Act, Section 404 advisory services and internal accounting control related services; and (ii) due diligence and consultation on acquisitions or other business transactions.

(3)	Fees for tax services billed in 2005 and 2004 consisted of tax compliance and tax planning and advice. Tax compliance and planning services consisted of (i) tax return assistance; (ii) assistance with tax return filings in certain foreign jurisdictions; (iii) assistance with tax audits and appeals; (iv) preparation of expatriate tax returns; (v) tax advice related to structuring certain proposed transactions; (vi) tax services with regards to research and development; and (vii) general tax planning matters.
Pre-Approval Policies
      The Audit Committee has adopted the following policy regarding the approval of audit and non-audit services provided by the Company’s independent registered public accounting firm. Pre-approved services in the following areas may be authorized by Company financial personnel, without approval of any Audit Committee member, if the proposed or expected fee is not greater than $500,000:
      (1) Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company;
      (2) Employee benefit plans;
      (3) Accounting consultations and support related to Generally Accepted Accounting Principles (“GAAP”);
      (4) Tax compliance and related support for any tax returns filed by the Company, and returns filed by any executive or expatriate under a Company-sponsored program; and

      (5) Merger and acquisition due diligence services.
      Company financial personnel will update the Audit Committee on a regular basis with respect to previously approved tax projects and other non-audit services. The Chairman of the Audit Committee may approve (a) services for projects that have been pre-approved by the Audit Committee and for which the fees are proposed or expected to be greater than $500,000 and (b) services for projects which have not been pre-approved and for which the proposed fees are greater than $100,000. The Audit Committee has authorized Company financial personnel to proceed with non-audit services for projects that have not been pre-approved, but which will not involve fees greater than $100,000 in the aggregate, and then make full reports concerning such projects to the Audit Committee at its next meeting. All of the 2005 audit and non-audit services were approved in accordance with the Company’s pre-approval policies.
      In making its recommendation to appoint Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte is compatible with maintaining that firm’s independence.
      The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte as Dura’s independent registered public accounting firm.
OTHER BUSINESS
      At the date of this Proxy Statement, Dura has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements thereof, the Proxies will be voted in the discretion of the Proxy holders.

OWNERSHIP OF DURA COMMON STOCK
      Unless otherwise noted, the following table sets forth certain information regarding the beneficial ownership of the Class A Stock as of March 23, 2006 by (i) the beneficial owners of more than 5% of each class of Class A Stock of Dura, (ii) each director, director nominee and named executive officer of Dura and (iii) all directors and executive officers of Dura as a group. To the knowledge of Dura, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act. Unless otherwise indicated in the footnotes, each person’s address is care of Dura, 2791 Research Drive, Rochester Hills, Michigan 48309.

	Beneficial Ownership
	Class A Stock

	Number of	Percent
Directors, Nominees, Officers and 5% Stockholders	Shares	of Class

Lawrence A. Denton(1)	716,685	3.8%
John J. Knappenberger(1)	438,014	2.3%
Milton D. Kniss(1)	416,060	2.2%
Keith R. Marchiando(1)	152,743	*
Jurgen von Heyden(1)	315,060	1.7%
Walter P. Czarnecki	11,709	*
Jack K. Edwards(1)	52,842	*
James O. Futterknecht, Jr.	40,271	*
Yousif B. Ghafari	16,994	*
J. Richard Jones(1)	100,152	*
Nick G. Preda	23,419	*
Ralph R. Whitney, Jr.(1)	84,427	*
FMR Corp.(2)	1,844,074	9.8%
Barclays Global Investors, N.A.(5)	1,627,350	8.7%
Dimensional Fund Advisors(3)	1,603,301	8.5%
SG Americas Securities, LLC(7)	1,188,056	6.3%
Tontine Capital Partners, L.P.(6)	1,023,622	5.5%
Marathon Asset Management, LLC(4)	856,524	4.6%
All Directors and Officers as a group (14 persons)	2,715,881	14.4%

*	Less than one percent

(1)	Includes shares as to which the officer or director has the right to acquire within 60 days through the exercise of stock options, as follows: Mr. Denton — 680,000 shares; Mr. Knappenberger — 424,873 shares; Mr. Kniss — 392,500 shares; Mr. Marchiando — 150,000 shares; Mr. von Heyden — 315,060 shares; Mr. Edwards — 10,500 shares; Mr. Jones — 50,000 shares; and Mr. Whitney — 2,400 shares.

(2)	FMR Corp. reported as of February 14,, 2006 sole dispositive power with respect to 1,844,074 shares of Class A Stock, representing 9.8% of the outstanding shares of Class A Stock at that time. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	Dimensional Fund Advisors reported as of February 6, 2006 sole voting and dispositive power with respect to 1,603,301 shares of Class A Stock, representing 8.5% of the outstanding shares of Class A Stock at that time. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(4)	Marathon Asset Management, LLC reported as of February 14, 2006 sole voting and dispositive power with respect to 856,524 shares of Class A Stock, representing 4.6% of the outstanding shares of Class A

Stock at that time. The address for Marathon Asset Management, LLC is 461 Fifth Avenue 10th Floor, New York, NY 10017.

(5)	Barclays Global Investors, N.A. reported as of January 26, 2006 sole voting power with respect to 1,567,032 shares of Class A Stock and dispositive power with respect to 1,627,350 shares of Class A Stock, representing 8.7% of the outstanding shares of Class A Stock at that time. The address for Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, California 94105.

(6)	Tontine Capital Partners, L.P. reported as of February 15, 2006 shared voting and dispositive power with respect to 1,032,622 shares of Class A Stock, representing 5.5% of the outstanding shares of Class A Stock at that time. The address for Tontine Capital Partners, L.P. is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(7)	SG Americas Securities, LLC reported as of February 13, 2006 shared voting and dispositive power with respect to 1,188,056 shares of Class A Stock, representing 6.3% of the outstanding shares of Class A Stock at that time. The address for SG Americas Securities, LLC is 1221 Avenue of the Americas, New York, New York 10020.
      In preparing this table, Dura has relied upon information supplied by certain beneficial owners and upon information contained in filings with the Securities and Exchange Commission.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth compensation packages for the years ended December 31, 2005, 2004 and 2003 for the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (the “Named Executive Officers”).

					Long-Term
		Annual Compensation			Compensation

				Other Annual	Options	All Other
		Salary	Bonus	Compensation	Granted	Compensation
Name and Principal Position	Year	($)(1)	($)(1)	($)	(#)	($)(2)

Lawrence A. Denton	2005	800,000	—	(4)	250,000	8,400
Chairman, President and	2004	735,000	404,800	(4)	180,000	8,890
Chief Executive Officer	2003	673,526	1,318,751	(4)	250,000	8,547
Milton D. Kniss	2005	380,363	—	(4)	125,000	8,400
Executive Vice President	2004	371,307	115,478	(4)	80,000	9,490
	2003	356,125	271,688	(4)	25,000	9,290
Jurgen von Heyden	2005	442,620	—	(4)	125,000	—
Vice President	2004	485,453	135,670	(4)	80,000	—
	2003	395,275	276,106	(4)	25,000	—
John J. Knappenberger	2005	281,885	—	(4)	125,000	8,400
Vice President	2004	278,448	77,800	(4)	80,000	9,490
	2003	271,005	189,757	(4)	25,000	9,290
Keith R. Marchiando	2005	281,500	—	(4)	125,000	8,400
Vice President and	2004	184,499	41,057	(4)	15,000	8,200
Chief Financial Officer(5)	2003	128,884	97,200	(4)	10,000	—

(1)	Includes amounts deferred by employees under Dura’s 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2)	The amounts disclosed in this column include amounts contributed by Dura to Dura’s 401(k) employees savings plan and profit sharing plan and dollar value of premiums paid by Dura for term life insurance on behalf of the named executive officers.

(3)	Mr. Denton was appointed President and Chief Executive Officer on January 15, 2003. He was elected Chairman of the Board of Directors on November 18, 2005.

(4)	None of the perquisites or other benefits paid to each of the Named Executive Officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executive Officers. In determining the reportable perquisites amounts, the value assigned to business usage of company supplied automobiles was excluded.

(5)	Mr. Marchiando commenced employment with Dura on April 14, 2003. He was appointed Vice President and Chief Financial Officer on March 1, 2005.
Option Grants Table
      The following table shows all grants of options to acquire shares of Dura Class A Stock granted to the Named Executive Officers under the Stock Plan during the last fiscal year.

	Number of				Potential Realizable Value
	Securities	% of Total			at Assumed Annual Rates
	Underlying	Options			of Stock Price Appreciation
	Options	Granted to			For Option Term (2)
	Granted	Employees in	Exercise Price	Expiration
Name	(1)	Fiscal Year	(Per Share)	Date	5%	10%

L.A. Denton	250,000	16.7%	$3.70	5/18/15	$581,728	$1,474,212
J. von Heyden	125,000	8.3%	3.70	5/18/15	$290,864	$737,106
M.D. Kniss	125,000	8.3%	3.70	5/18/15	$290,864	$737,106
J.J. Knappenberger	125,000	8.3%	3.70	5/18/15	$290,864	$737,106
K. R. Marchiando	125,000	8.3%	3.70	5/18/15	$290,864	$737,106

(1)	These options are fully vested as of October 26, 2005 by action of the Compensation Committee.

(2)	Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of Dura’s Class A Stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.
Option Exercises and Year-End Value Table
      During the year ended December 31, 2005, no options were exercised by any Named Executive Officers. The following table shows the aggregate number and value of unexercised options held by each Named Executive Officer as of December 31, 2005.
Aggregated Option Exercises in Last Fiscal
Year and Year-End Option Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at Year-End (#)(1)		Options at Year-End ($) (2)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

L.A. Denton	680,000	—	—	—
J. von Heyden	315,060	—	—	—
M.D. Kniss	392,500	—	—	—
J.J. Knappenberger	424,873	—	—	—
K.R. Marchiando	150,000	—	—	—

(1)	All out-of-the-money options became fully vested on October 26, 2005 by action of the Compensation Committee.

(2)	In accordance with the SEC’s rules, values are based on the difference between the closing bid price of Dura’s Class A Stock on December 31, 2005 of $2.24 and the exercise prices of the options.

      On October 26, 2005, the Compensation Committee (Committee) of the Board of Directors approved the acceleration of all out-of-the-money unvested stock options outstanding on that date. The Committee prescribed that the October 26, 2005’s closing price of our Class A Common Stock as quoted on The Nasdaq Stock Market (“Nasdaq”) be used to determine which outstanding unvested stock options are out-of-the-money. With the prescribed closing quoted stock price being $3.28 per share, all outstanding unvested stock options (2.7 million) issued by the Company became fully vested.
Pension Plan Table
      The following table shows the estimated annual benefits payable upon normal retirement to persons in specified compensation and years of service classifications under Dura’s Supplemental Executive Retirement Plan, effective as of January 1, 2003 (the “SERP”). The SERP is intended to supplement benefits provided to eligible executive officers under the Company’s qualified and other non-qualified retirement plans.

	Benefits Based Upon Years of Service At
Final Average	Normal Retirement Age (2) (3)
Annual
Compensation (1)	15	20	25	30	35

$125,000	$14,063	$18,750	$23,438	$28,125	$32,813
$150,000	16,875	22,500	28,125	33,750	39,375
$175,000	19,688	26,250	32,813	39,375	45,938
$200,000	22,500	30,000	37,500	45,000	52,500
$225,000	25,313	33,750	42,188	50,625	59,063
$250,000	28,125	37,500	46,875	56,250	65,625
$300,000	33,750	45,000	56,250	67,500	78,750
$400,000	45,000	60,000	75,000	90,000	105,000
$500,000	56,250	75,000	93,750	112,500	131,250
$600,000	67,500	90,000	112,500	135,000	157,500
$700,000	78,750	105,000	131,250	157,500	183,750
$800,000	90,000	120,000	150,000	180,000	210,000
$900,000	101,250	135,000	168,750	202,500	236,250
$1,000,000	112,500	150,000	187,500	225,000	262,500

(1)	Final average annual compensation is the average of a participant’s compensation for the three calendar years of employment, selected from the last five calendar years of employment, which produce the highest average. “Compensation” includes salary and bonus payments as referenced in the Summary Compensation Table, amounts deferred under a salary reduction agreement, and bonus payments deferred into the Company’s Deferred Income Leadership Stock Purchase Plan.

(2)	The Named Executive Officers have credited years of service under the SERP as of December 31, 2005 as follows: L.A. Denton — 6.0 years; M.D. Kniss — 24.8 years; J.J. Knappenberger — 10.1 years; and K.R. Marchiando — 2.7 years. Mr. von Heyden is not a participant in the SERP.

(3)	Benefits shown in the table are computed as a straight life annuity (with a 10-year certain term) beginning at age 65 and are not subject to any deduction for social security benefits or other offset amounts.
Employment and Change in Control Agreements
      Lawrence A. Denton. The Board of Directors appointed Mr. Larry Denton as President and Chief Executive Officer effective as of January 15, 2003. Pursuant to the terms and conditions of Mr. Denton’s offer letter, Dura will pay to Mr. Denton an annual base salary of $700,000 and perquisites of up to $40,000 per year. Effective as of January 1, 2004, the Compensation Committee approved a 5% increase in Mr. Denton’s salary and an increase in perquisites of up to $44,000 per year. The Compensation Committee subsequently approved an increase in Mr. Denton’s base salary to $800,000 in January 2005. Like other executive officers, Mr. Denton is eligible to receive a bonus that is determined in part on the performance of Dura and in part on his own performance. Mr. Denton’s target bonus is 100% of his base salary. Dura also paid Mr. Denton a signing bonus of $400,000. Mr. Denton was granted 250,000 stock options on February 20, 2003 with an exercise price equal to the fair market value of Class A Common Stock on the grant date. The options are fully vested as of October 26, 2005. Mr. Denton is also eligible to participate in Dura’s Deferred Income Leadership Stock Purchase Plan and the SERP. Dura will develop a plan to grant Mr. Denton 100,000 shares of restricted stock to vest on his fifth anniversary with Dura. Vesting will depend on a set of performance factors to be developed by the Compensation Committee and Mr. Denton. Mr. Denton will participate in Dura’s other retirement and fringe benefit plans. If Dura terminates Mr. Denton’s employment for reasons other than gross misconduct, Dura will pay Mr. Denton 24 months of base salary and provide health benefits for 24 months. In addition, Mr. Denton’s change of control agreement provides that the amount of his SERP benefit that would be payable to him upon a change in control under that agreement shall be calculated in a manner consistent with his employment agreement, which provides that his years of service under the SERP shall be calculated by multiplying his actual years of service by two up to the maximum years of service allowed by the SERP.
      Jurgen von Heyden. Dura’s subsidiary, Dura Holding Germany GmbH, has entered into an employment agreement with Jurgen von Heyden. Under the agreement, Mr. von Heyden will serve as President of Dura’s Body and Glass Division and Vice President of Dura. The term of the agreement is indefinite. Either party may terminate the agreement at the end of the calendar year following a twelve month notice period. The agreement will automatically terminate at the end of the month in which Mr. von Heyden attains age 65 or is entitled to receive state old age pension or pension for reduction in earning capacity, whichever occurs first. If Dura removes Mr. von Heyden before the end of the contract term, Dura will pay to Mr. von Heyden his base salary for the remainder of the term and a bonus, based on the average bonus paid to other leadership team employees. The Company has entered into a separate individual pension arrangement with Mr. von Heyden that is currently estimated to approximate € 40,176 per year payable upon his retirement. The estimated annual pension payment is computed using a stated annual base amount, with a minor increase for each year of completed service.
      Mr. von Heyden will receive a fixed annual salary of € 361,255. He will be considered for salary increases at the same time as other executive officers and is eligible for a bonus on the same basis as other executive officers. In the event of sickness, Dura will continue Mr. von Heyden’s salary for a period of six months. For a further three months, Dura will pay the difference between the net income and the sickness pay that is payable as the maximum amount as the result of participation in Dura’s health insurance plan, but not extending beyond the end of the contract term. In the event of death, Mr. von Heyden’s salary will continue to be paid to his dependents that are entitled to support for the month in which death occurs and for six months thereafter.
      Change in Control Agreements. In June 2004, Dura entered into a Change in Control Agreement with each of Mr. Denton, Mr. Kniss and Mr. Knappenberger. Dura also entered into a Change in Control Agreement with Mr. Marchiando in March 2005 in connection with his appointment as Chief Financial Officer. The Agreements provide protection in the form of severance and other benefits to such executives in the event of termination of employment within six months preceding (in contemplation of a change of control) or two years following a change of control (a) by Dura for a reason other than “cause”, disability or death or (b) by the executive, after a reduction in compensation or a mandatory relocation or after the executive determines in good faith that his ability to carry out his responsibilities has been substantially impaired. The severance generally consists of (i) a lump sum payment equal to three times total compensation (including base salary and average annual incentive compensation), (ii) incentive compensation under the Management Incentive Compensation Plan (for the prior year, if unpaid at the time of termination, and pro-rata for the year in which the termination occurs) and (iii) a special SERP payment (described below). Health and dental continuation coverage for up to 36 months is also available to the terminated executive at reduced cost.
      If an executive becomes entitled to a lump sum severance benefit, Dura will also pay to the executive a lump sum payment equal to the executive’s SERP benefit, assuming that the executive had 10 additional years of service under the SERP (but not more than 35 years). The benefit will be the lump sum actuarial equivalent of a single life annuity (with a 10-year certain term) payable over the lifetime of the executive, not discounted due to commencement before age 65.

      In addition, if an executive becomes entitled to a lump sum severance payment, the period in which the executive may exercise any options granted to him under the Stock Plan that are exercisable as of his termination of employment will be extended for up to three successive 30 day periods following the date such options would otherwise expire if the executive was precluded from selling shares of Dura common stock issuable upon exercise of such options in the public market for a majority of the business days during any such period because the executive was in possession of material non-public information.
      If any payment to an executive is an “excess parachute payment,” which is not deductible by Dura and is subject to an excise tax payable by the executive, Dura will “gross up” the severance benefit payment to make the executive whole.
      From and after a change in control, Dura agreed to indemnify each executive against any claims brought against him by reason of his service as a director, officer or employee of Dura.
      Dura may condition the payment of benefits upon the execution by the executive of a waiver and release of claims.
      Each Agreement is effective as of the date it was entered into and applies to any subsequent change in control of Dura.
Compensation Committee Interlocks and Insider Participation
      Messrs. Jack K. Edwards, Yousif B. Ghafari, Walter P. Czarnecki and J. Richard Jones served as members of Dura’s Compensation Committee during its last completed fiscal year. Mr. Jones was an executive officer of Trident prior to its acquisition by Dura in April 1998. Mr. Jones resigned as a member of the Compensation Committee as of February 15, 2006.
Compensation Committee Report on Executive Compensation
      This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that Dura specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
      The following has been submitted by the Compensation Committee:

General Executive Officer Compensation Policies
      The Compensation Committee is responsible for developing and recommending Dura’s executive compensation policies to the Board of Directors. The executive officer compensation program has been designed to attract and retain highly qualified and motivated employees and to reward superior performance.
      The combination of both cash compensation (salary and performance bonus) and equity-based compensation are intended to encourage and reward near-term objectives, such as financial performance, and Dura’s long-term goals, such as continuous improvement in customer and employee satisfaction, and the growth and prosperity of Dura and its stakeholders.

Salary and Bonus
      In general, the base salaries of Dura’s executive officers are established at levels believed to be at market rates. Each year, the Committee reviews compensation data from outside consultants, available survey information and data from companies of comparable size and performance in ascertaining comparable salary rates. To provide performance incentives, Dura provides for annual cash awards that are payable if Dura meets or exceeds certain predetermined goals established and approved by the Board of Directors.
      Dura’s bonus program is comprised of three principal factors. First, the Committee establishes a target for each officer expressed as a percentage of salary. Second, a financial performance factor is determined that creates a minimum performance requirement and recognition of performance related to expectations. Third, a team performance factor relating to progress toward company goals and an individual leadership initiative are established. The bonus is payable only if the minimum financial performance, the team performance and the individual leadership initiative are achieved.

      In addition to the above-referenced objective factors, the Compensation Committee has the right to adjust bonus payments based upon its evaluation of Dura’s performance relative to the overall economy and specific market considerations. This discretion is intended to better align potential plan payout as an indication of overall Company performance.

Long-Term Equity Incentives
      The long-term equity incentives consist of awards under the Stock Plan and the Company’s Deferred Income Leadership Stock Purchase Plan, which is administered by the Compensation Committee. Pursuant to the terms of the Stock Plan, options are granted at an exercise price equal to Dura’s Class A Common Stock price on the date the options are granted. The Compensation Committee believes the Stock Plan aligns management’s long-term interests with stockholder interests, as the ultimate compensation is based upon Dura’s stock performance. The Compensation Committee also believes the Stock Plan is a cost effective method of providing key management with long-term compensation. The Compensation Committee approves the employees who participate in the Stock Plan based upon recommendations by the Chairman of the Board of Directors and the Chief Executive Officer. During 2005, the Compensation Committee approved the number of options to be issued to each employee based upon individual performance, responsibility and level of cash compensation. Pursuant to the Deferred Income Leadership Stock Purchase Plan, senior management is permitted to defer and invest all or part of his or her annual cash bonus in restricted stock unit’s equivalent to shares of Dura’s Class A Common Stock. The Compensation Committee also believes that this Deferred Income Leadership Stock Purchase Plan aligns management’s long-term interests with stockholder interests.
      The Compensation Committee and the Board of Directors have approved stock ownership guidelines that apply to designated employees, including executive officers. The guidelines are based on the employee’s position with the Company. The Chief Executive Officer is expected to own at least 150,000 shares and other executive officers are expected to own at least 50,000 shares. Any employee who has not met the minimum guidelines is required to allocate a minimum of 10% of his or her annual bonus to purchase stock either on the open market, through the Company’s Employee Stock Discount Purchase Plan or through the Deferred Income Leadership Stock Purchase Plan. An officer is expected to purchase stock equal to 5% of the annual bonus, regardless of his or her stock ownership level.
      The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company’s Named Executive Officers. Certain compensation that qualifies as “performance-based” under IRS guidelines is not subject to this limit. Stock options granted under the Company’s Stock Plan are designed to qualify as performance-based compensation thereby permitting the Company to deduct the related expenses. The Compensation Committee believes that these limitations should not cause the Company to be denied a deduction for 2005 compensation paid to the Named Executive Officers. The Compensation Committee will continue to work to structure components of its executive compensation to achieve the maximum deductibility under the Internal Revenue Code in a manner consistent with its compensation goals and the Company’s values.

Chief Executive Officer Compensation
      The 2005 base salary of Lawrence A. Denton, Dura’s CEO, of $800,000, was based upon market and competitive factors. The CEO’s annual cash bonus is determined based in part on whether predetermined financial objectives are met by Dura and in part on the performance of the CEO. The predetermined performance objectives for 2005 were to achieve designated levels of earnings per share and gross annual revenue awards. For 2005, the Compensation Committee determined that Dura did not meet the pre-determined objectives. Accordingly, no performance bonus was payable to Mr. Denton. The Committee awarded Mr. Denton 250,000 options during 2005.
      The foregoing report has been approved by all members of the Compensation Committee.

Compensation Committee:
Jack K. Edwards (Chairman)
Yousif B. Ghafari
Walter P. Czarnecki

PERFORMANCE GRAPH
      The following graph compares Dura’s cumulative total stockholder return since December 31, 2000 with the NASDAQ National Market Index and with the OEM Automotive Supplier Composite Index. The OEM Automotive Supplier Composite Index consists of the following: Autoliv, Inc., ArvinMeritor, Inc., American Axle & Manufacturing Holdings, Borg-Warner Automotive, Inc., Dura Automotive Systems, Inc., Eaton Corporation, Gentex Corporation, Johnson Controls, Inc., Lear Corporation, Methode Electronics, Inc., Magna International Inc., Modine Manufacturing Company, Shiloh Industries, Inc., Stoneridge Inc., STRATTEC Security Corporation, Superior Industries International Inc., Tesma International Inc., TRW Automotive Holdings Corp. and Visteon Corporation. The comparison is based on the assumption that $100.00 was invested on December 31, 2000 in each of the Class A Stock, the NASDAQ National Market Index and the OEM Automotive Supplier Composite Index with dividends reinvested.
COMPARISON OF TOTAL RETURN
AMONG NASDAQ NATIONAL MARKET INDEX,
OEM AUTOMOTIVE SUPPLIER COMPOSITE INDEX
AND DURA AUTOMOTIVE SYSTEMS, INC.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      Dura paid fees to Hidden Creek Industries (“HCI”) of approximately $0.4 million in 2005 for business development services. The former Chairman of Dura’s Board of Directors was an officer of HCI.
      In connection with Dura’s acquisition of Trident Automotive plc in April 1998, Dura entered into a consulting agreement with Mr. J. Richard Jones on April 8, 1998. Mr. Jones was subsequently appointed to the Board of Directors of Dura in May 1998 and currently serves as a director. Upon the execution of the consulting agreement, Mr. Jones received a cash payment of $2.0 million in connection with the termination of Mr. Jones’ prior employment agreement with Trident, and as consideration for entering into a non-compete with Dura, Mr. Jones also received options to purchase 50,000 shares of Class A Stock at an exercise price of $38.63 per share. The consulting agreement, as amended, has a term ending on May 5, 2007, and provides that Mr. Jones is entitled to consulting payments of $300,000 per annum for the first four years of the agreement and $60,000 per annum thereafter. In addition, Mr. Jones was entitled to certain other benefits under the agreement through the first five years of the agreement, including heath care coverage, automobile and country club allowances, life insurance coverage and a lifetime annuity contract purchased by Dura. In the aggregate, Mr. Jones has subsequently received payments and other benefits under the consulting agreement through December 31, 2005 approximating $1,620,290. Mr. Jones received payments and other benefits under the consulting agreement approximating $60,708 in 2005 and $64,262 in 2004. Dura also reimburses Mr. Jones for his expenses incurred from time to time in providing consulting services to Dura.
SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2007 ANNUAL MEETING
      Proposals of stockholders intended to be presented at the Annual Meeting in 2007 must be received by the Assistant Secretary of Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309, not later than December 15, 2006 to be considered for inclusion in Dura’s 2007 proxy materials. As of March 23, 2006, no proposals to be presented at the 2006 Annual Meeting had been received by Dura.
      Stockholders may bring other business before the Annual Meeting by complying with Dura’s Amended and Restated By-laws, which generally require, among other things, that notice be given to Dura not less than sixty days, nor more than ninety days prior to the Annual Meeting. Management of Dura will have discretionary authority on any proposal that is not timely received.
ADDITIONAL INFORMATION
      This solicitation is being made by Dura. Directors, officers and employees of Dura may also solicit proxies in person or by telephone without additional compensation. All expenses of Dura in connection with this solicitation will be paid by Dura. Dura will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and Dura’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.
      Dura will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of Dura’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to: Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, MI 48309-3575.
      Dura is delivering one annual report and proxy statement to you if you reside in a household with one or more other shareholders with the same last name or whom Dura reasonably believes are members of your family, unless Dura has been notified that you prefer to receive individual copies of those documents. This practice is referred to as “householding” and has been approved by the SEC. We believe this procedure provides greater convenience to our shareholders and saves money by reducing our printing and mailing costs and fees.
      If you reside at an address that received only one copy of this annual report and proxy statement as a result of householding, we will deliver additional copies upon oral or written request to Dura, 2791 Research Drive, Rochester Hills, MI 48309-3575, Attn: Keith R. Marchiando, Vice President, Chief Financial Officer and Assistant Secretary, or by phone at (248) 299-7500.
      If you object to householding and wish to receive separate copies of documents in the future, you may contact either:

1. ADP Investor Communication Services (“ADP”), if your shares are held in an account at a brokerage firm or bank, at 1-800-542-1061. Please have your proxy card in hand in order to access your account and follow the automated instructions. You can also contact ADP in writing at ADP-ICS, Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

2. American Stock Transfer & Trust Company (AST), our stock transfer agent, if your shares are directly registered with them, at 1-866-668-6550. Please have your proxy card in hand in order to access your account.
      If you received multiple copies of the annual report and this proxy statement, you share an address with other shareholders, and you would like to request delivery of a single copy, please contact us or our transfer agent as described above.
      Please complete the enclosed Proxy and mail it in the enclosed postage-paid envelope as soon as possible.

By order of the Board of Directors,

Keith R. Marchiando, Assistant Secretary
April 14, 2006

▼ FOLD AND DETACH HERE ▼

This Proxy is solicited by the Board of Directors of

DURA AUTOMOTIVE SYSTEMS, INC.

The undersigned, a stockholder of Dura Automotive Systems, Inc., (the “Company”), hereby appoints Lawrence A. Denton as proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of the Class A Common Stock of the Company held of record by the undersigned on March 23, 2006 at the 2006 Annual Meeting of Stockholders of the Company to be held on May 17, 2006 at 1:00 p.m., Eastern Time, and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1.	Election of Directors

	☐	FOR all nominees listed (except as written on the line below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Walter P. Czarnecki, Lawrence A. Denton, Jack K. Edwards, James O. Futterknecht, Jr., Yousif B. Ghafari, J. Richard Jones, Nick G. Preda, Ralph R. Whitney, Jr.

(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Dura.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In his discretion, to transact any other business that may properly come before the meeting.

▼ FOLD AND DETACH HERE ▼

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” THE PROPOSAL SET FORTH IN ITEM 2, AND AS THE PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Dated:

Signature
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.